Exhibit 99.1

Quotient Technology Inc. Reports First Quarter 2020 Financial Results

MOUNTAIN VIEW, Calif.--(BUSINESS WIRE)--May 5, 2020--Quotient Technology Inc. (NYSE: QUOT), the leading digital promotions, media and analytics company for CPG and retail marketing, today reported financial results for the first quarter ended March 31, 2020.

  Last two weeks of the quarter impacted by COVID-19
  Revenue was $98.8M
  GAAP net loss was $16.7M
  Adjusted EBITDA was $5.1M, above guidance

Q1 2020 Summary

  During March quick and dramatic shifts in consumer shopping behaviors took effect as shoppers stocked pantries, cooked more in home, opted for eCommerce grocery delivery, and prepared for shelter-in-place mandates. These unexpected behaviors created short-term challenges for consumer packaged goods manufacturers (“CPGs”) and retailers, bringing emptied store shelves and stressed supply chains. As a result, in mid-March many marketing campaigns were paused or delayed in order to align inventory levels to new shopper demands.
  COVID-19 impacts Q1 2020 revenue. January and February delivered revenue as expected. Impacts from the effects of COVID-19 started in mid-March as brands and retailers paused or delayed marketing campaigns, primarily in media. We expect to see continued impact from the effects of COVID-19 in the second quarter, as brands and retailers adjust marketing schedules and campaigns in light of the current environment. We are now seeing many brands rebook campaigns for the end of Q2 and beginning of Q3 2020.
  Adjusted EBITDA was $5.1 million, above the top end of our range. Q1 Adjusted EBITDA benefited from a higher proportion of promotions revenue coupled with a focus on cost controls within the quarter that lowered total operating expenses.

“We are grateful to be able to serve our CPGs, retail partners and shoppers during this difficult time. Grocery and household products are an essential component of any household, and Quotient is putting savings in the hands of shoppers when they need it most,” said Steven Boal, CEO. “Brands and retailers continue to re-align marketing campaigns, adjusting for changing shopper behaviors, growth in eCommerce and short-term supply chain challenges. However, we believe these events will accelerate the shift to digital. Consumers have choices when it comes to which brands they purchase and where they shop, making promotions and advertising a priority to maintain and grow market share.”

Key Operational Highlights

  The safety and well-being of our employees, customers, partners and shoppers is our number one priority. Our global team has been working remotely, under a well-established business continuity program, and we currently don’t foresee any significant operational impact from working remotely.
  We continue to operate from a position of financial strength. We maintained a strong balance sheet of approximately $200 million in cash and cash equivalents at the end of the quarter. Cash used in operations of $8.9 million included a payout of $15.4 million for the over achievement portion of the Ahalogy earnout. Excluding this payout, operating cash flows would have been $6.5 million.
  To maintain strong operating flexibility and preserve cash as a precautionary measure, we suspended our stock repurchase program.

Business Highlights

  Quotient added two new retailers to the Retailer iQ platform. These retailers represent new verticals for Quotient – the convenience store (“C-Store”) and pure-play grocery eCommerce verticals.
  Revenue from retailer-specific promotions grew 41% in Q1 compared to the same period last year, further demonstrating the growing shift to digital. Promotions from grocery eCommerce channels grew substantially as well. Although still a small portion of our revenue today, promotions clipped and then redeemed, increased 38% in March 2020 over February 2020 due to the increased number of shoppers and larger basket sizes retailers are experiencing from eCommerce.

Digital Shift Accelerates Across CPG/Retail Ecosystem

  Digital coupons remain one of the most effective and efficient ways for CPGs to influence product purchases. The offline free-standing inserts (FSIs) are expected to lose more than 20% of their coupon distribution from leading CPGs over the course of 2020 and 2021.
  Growth in Grocery eCommerce: Retailers and delivery services have reported significant increases in mobile app downloads and usage, particularly over the last two months. This demonstrates a growing opportunity for sponsored search, sponsored product listings and digital promotions within the eCommerce channel.
  Growth in Retail Media: CPGs continue to invest in Retail Media. Many of Quotient’s retail partners are holding CPGs accountable to spend up to 1.5% of their gross sales on their digital channel. Our data and analytics provide transparency about return on investment and incremental sales, a driving force behind CPGs committing marketing and promotions budgets to Quotient’s Retail Performance Media (RPM) network. For retailers, RPM provides the opportunity to drive a highly profitable alternative revenue stream.

Business Outlook

Beginning April 1, 2020, we have modified the way we deliver a portion of our media business, and no longer control certain services before they are transferred to our customers. This change has driven a portion of our media revenues to be recognized net of certain costs starting April 1, 2020, whereas in FY 2019 and Q1 2020 this portion of revenue was recognized on a gross basis. As a result of the modification, our projected growth rates appear negatively impacted for 2020 over the comparative periods in 2019, with the exception of Q1 2020. We also expect gross margins to increase, with no direct impact to our Net Income/Loss or Adjusted EBITDA.

As of today, Quotient is providing the following business outlook. Given uncertainty around the effects of COVID-19, we are expanding our ranges.

For the second quarter 2020, total revenue is expected to be in the range of $80.0 million to $90.0 million. Adjusted EBITDA for the second quarter of 2020 is expected to be in the range of $0.0 million to $3.0 million.

For the full year 2020, total revenue is expected to be in the range of $430.0 million to $470.0 million. Adjusted EBITDA for the full year 2020 is expected to be in the range of $40.0 million to $55.0 million.

A reconciliation of Adjusted EBITDA, a non-GAAP guidance measure, to a corresponding GAAP measure is not available on a forward-looking basis without unreasonable efforts due to the high variability and low visibility of certain income and expenses items that are excluded in calculating Adjusted EBITDA.

Conference Call Information

The Company has posted prepared remarks and an earnings presentation on the Investor Relations section of the Company’s website at: http://investors.quotient.com/. Management will host a conference call and live webcast to discuss the highlights of the quarter and address questions today at 5:00 p.m. ET/ 2:00 p.m. PT.

Questions that investors would like to see asked during the call should be sent to ir@quotient.com.

To access the call, please dial (833) 227-5842, or outside the U.S. (647) 689-4069, with Conference ID# 4767778 at least five minutes prior to the 2:00 p.m. PT start time. The live webcast and all accompanying materials can be accessed on the Investor Relations section of the Company website at: http://investors.quotient.com/. A replay of the webcast will be available on the website following the conference call.

Use of Non-GAAP Financial Measures

Quotient reports its financial statements in accordance with generally accepted accounting principles in the United States (GAAP) and the rules of the SEC. To supplement its financial statements presented in accordance with GAAP, Quotient provides investors in this press release with Adjusted EBITDA, a non-GAAP financial measure. Quotient believes that this non-GAAP measure provides investors with additional useful information used by Quotient’s management and Board of Directors for financial and operating decision making. In particular, Quotient believes that the exclusion of certain income and expenses in calculating this metric can provide a useful measure for period-to-period comparisons of its core business as well as a useful comparison to peer companies.

Quotient defines Adjusted EBITDA as net income (loss) adjusted for interest expense, provision for (benefit from) income taxes, other (income) expense, net, depreciation and amortization, stock-based compensation, change in fair value of contingent consideration, charges related to certain acquisition related costs and restructuring charges. We exclude these items because we believe these items do not reflect expected future operating expenses. Additionally, certain items are inconsistent in size and frequency making it difficult to contribute to a meaningful evaluation of our current or past operating performance.

There are a number of limitations related to the use of this non-GAAP financial measure. Quotient compensates for these limitations by providing specific information regarding the GAAP amount excluded from this non-GAAP financial measure and evaluating this non-GAAP financial measure together with its relevant GAAP financial measure.

This non-GAAP financial measure is not intended to be considered in isolation from, as substitute for, or as superior to, the corresponding financial measure prepared in accordance with GAAP. Because of these and other limitations, Adjusted EBITDA, should be considered along with other GAAP-based financial performance measures, including various cash flow metrics, Net Income (Loss), and Quotient’s other GAAP financial results.

For a reconciliation of this non-GAAP financial measure to the nearest comparable GAAP financial measure, see “Reconciliation of Net Loss to Adjusted EBITDA” included in this press release.

Forward-Looking Statements

This press release contains forward-looking statements concerning the Company’s current expectations and projections about future events and financial trends affecting its business. Forward looking statements in this press release include the Company’s current expectations with respect to revenues and Adjusted EBITDA for the second quarter and fiscal year 2020; the Company’s ability to grow revenues, gross margin and Adjusted EBITDA; developments with its solutions, partnerships, product launches; the Company’s ability to manage its business and liquidity during and after the COVID-19 pandemic; growth in eCommerce including sponsored products; the Company’s ability to capture marketing dollars of CPGs on Retail Media as demanded by our retail partners; CPGs’ plans to reduce spending in offline free-standing inserts; the impact of the Company’s shift to recognize certain media services on a net basis; the future demand and behavior of consumers, retailers and CPGs, particularly in light of the effects of the COVID-19 pandemic; brands’ plans to rebook paused or delayed campaigns later in the year; and the Company’s future investments and growth and ability to leverage its investments and operating expenses. Forward-looking statements are based on the Company’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the Company’s ability to generate positive cash flow and become profitable; the amount and timing of digital marketing spend by CPGs and shifts in CPG spend in offline free-standing inserts; the Company’s ability to timely launch products; the Company’s ability to adapt to changing market conditions and data regulations, including the Company’s ability to adapt to changes in consumer habits and consumer data privacy concerns; the Company’s ability to negotiate and perform under fee arrangements with CPGs and retailers; the Company’s ability to maintain and expand the use by consumers of promotions and offers on its platforms; the Company’s ability to execute its media strategy; the Company’s ability to effectively manage its growth; the performance of the Company’s various solutions; the Company's ability to successfully integrate acquired companies into its business; the Company’s ability to develop and launch new services and features; CPGs’ receptivity to the Company’s packaged solutions; our expectations regarding growth drivers; and other factors identified in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K filed with the SEC on March 2, 2020 and future filings and reports by the Company. Quotient disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise and does not assume responsibility for the accuracy and completeness of the forward-looking statements.

About Quotient Technology Inc.

Quotient Technology (NYSE: QUOT) is the leading digital promotions, media, and analytics company that delivers personalized digital coupons and ads – informed by proprietary shopper and online engagement data – to millions of shoppers daily. We use our proprietary Promotions, Media, Audience, and Analytics Platforms and services to seamlessly target audiences, optimize performance, and deliver measurable, incremental sales for CPG and retail marketers. We serve hundreds of CPGs and retailers nationwide, including Clorox, Procter & Gamble, General Mills, Unilever, Albertsons Companies, CVS, Dollar General, and Ahold -Delhaize USA. Quotient is headquartered in Mountain View, California, and has offices in Bangalore, Cincinnati, New York, Paris, London, and Tel Aviv. Visit www.quotient.com for more information.

Quotient and the Quotient logo are trademarks or registered trademarks of Quotient Technology Inc. and its subsidiaries in the United States and other countries. Other marks are the property of their respective owners.

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2020	December 31, 2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$196,798	$224,764
Accounts receivable, net	108,835	125,304
Prepaid expenses and other current assets	21,878	22,026
Total current assets	327,511	372,094
Property and equipment, net	14,319	13,704
Intangible assets, net	62,511	69,752
Goodwill	128,427	128,427
Other assets	7,438	7,961
Total assets	$540,206	$591,938
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,478	$19,116
Accrued compensation and benefits	9,559	15,232
Other current liabilities	43,765	50,032
Deferred revenues	12,086	10,903
Contingent consideration related to acquisitions	—	27,000
Total current liabilities	78,888	122,283
Other non-current liabilities	6,765	7,119
Contingent consideration related to acquisitions	9,680	9,220
Convertible senior notes, net	168,855	166,157
Deferred tax liabilities	1,937	1,937
Total liabilities	266,125	306,716

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	676,877	671,060
Accumulated other comprehensive loss	(1,149)	(916)
Accumulated deficit	(401,648)	(384,923)
Total stockholders’ equity	274,081	285,222
Total liabilities and stockholders’ equity	$540,206	$591,938

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2020	2019
Revenues	$98,787	$98,107
Costs and expenses:
Cost of revenues (1)	61,111	56,823
Sales and marketing (1)	25,034	25,523
Research and development (1)	10,593	10,370
General and administrative (1)	15,090	13,623
Change in fair value of contingent consideration	460	3,062
Total costs and expenses	112,288	109,401
Loss from operations	(13,501)	(11,294)
Interest expense	(3,574)	(3,439)
Other income (expense), net	580	1,531
Loss before income taxes	(16,495)	(13,202)
Provision for income taxes	230	26
Net loss	$(16,725)	$(13,228)

Net loss per share, basic and diluted	$(0.19)	$(0.14)

Weighted-average shares used to compute net loss per share, basic and diluted	89,638	94,263

(1) The stock-based compensation expense included above was as follows:

	Three Months Ended March 31,
	2020	2019
Cost of revenues	$435	$602
Sales and marketing	1,402	1,738
Research and development	881	1,366
General and administrative	4,808	4,342
Total stock-based compensation	$7,526	$8,048

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2020	2019

Cash flows from operating activities:
Net loss	$(16,725)	$(13,228)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	8,886	7,722
Stock-based compensation	7,526	8,048
Amortization of debt discount and issuance cost	2,698	2,558
Allowance for credit losses	217	132
Deferred income taxes	230	25
Change in fair value of contingent consideration	460	3,062
Other non-cash expenses	726	3
Changes in operating assets and liabilities:
Accounts receivable	16,252	3,652
Prepaid expenses and other current assets	(128)	(791)
Accounts payable and other current liabilities	(9,111)	2,418
Payments for contingent consideration and bonuses	(15,418)	—
Accrued compensation and benefits	(5,694)	(5,004)
Deferred revenues	1,183	1,121
Net cash (used in) provided by operating activities	(8,898)	9,718

Cash flows from investing activities:
Purchases of property and equipment	(2,488)	(1,994)
Purchases of intangible assets	—	(14,611)
Proceeds from maturity of short-term investment	—	20,738
Net cash (used in) provided by investing activities	(2,488)	4,133

Cash flows from financing activities:
Proceeds from issuances of common stock under stock plans	468	1,443
Payments for taxes related to net share settlement of equity awards	(2,312)	(4,651)
Repurchases and retirement of common stock under share repurchase program	—	(26,134)
Principal payments on promissory note and capital lease obligations	(82)	(77)
Payments for contingent consideration	(14,582)	—
Net cash used in financing activities	(16,508)	(29,419)
Effect of exchange rates on cash and cash equivalents	(72)	(2)
Net decrease in cash and cash equivalents	(27,966)	(15,570)
Cash and cash equivalents at beginning of period	224,764	302,028
Cash and cash equivalents at end of period	$196,798	$286,458

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended March 31,
	2020	2019
Net loss	$(16,725)	$(13,228)
Adjustments:
Stock-based compensation	7,526	8,048
Depreciation, amortization and other (1)	10,594	8,544
Change in fair value of contingent consideration	460	3,062
Interest expense	3,574	3,439
Other (income) expense, net	(580)	(1,531)
Provision for income taxes	230	26

Total adjustments	$21,804	$21,588

Adjusted EBITDA	$5,079	$8,360
(1) For the three months ended March 31, 2020, Other includes restructuring charges of $1.5 million and certain acquisition related costs of $0.2 million. For the three months ended March 31, 2019, Other includes certain acquisition related costs of $0.8 million.

Contacts

IR Contact:
Stacie Clements
VP of Investor Relations
ir@quotient.com